Exhibit 99.2

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF INCOME

	Three months ended March 31,
	2006	2005
	(unaudited; in millions, except per unit amounts)

Operating revenue	$1,888.6	$1,250.1
Operating expenses
Cost of natural gas	1,647.7	1,072.2
Operating and administrative	73.9	74.4
Power	26.3	17.0
Depreciation and amortization	32.7	33.3
	1,780.6	1,196.9
Operating income	108.0	53.2
Interest expense	(27.9)	(25.6)
Other income	1.0	0.6
Net income	$81.1	$28.2
Net income allocable to common and i-units	$73.9	$22.2
Net income per common and i-unit (basic and diluted)	$1.12	$0.37
Weighted average units outstanding	65.7	60.6

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2006	2005
	(unaudited; in millions)
Cash provided by operating activities
Net income	$81.1	$28.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32.7	33.3
Derivative fair value (gain) loss	(27.7)	7.0
Inventory market price adjustment	8.0	—
Other	(1.1)	(0.3)
Changes in operating assets and liabilities, net of cash acquired:
Receivables, trade and other	(15.7)	(6.9)
Due from General Partner and affiliates	(1.3)	1.8
Accrued receivables	105.5	31.2
Inventory	26.7	15.5
Current and long-term other assets	(0.5)	(0.7)
Due to General Partner and affiliates	1.9	(7.8)
Accounts payable and other	(36.8)	(15.0)
Accrued purchases	(101.7)	(18.5)
Interest payable	19.9	21.2
Property and other taxes payable	5.4	0.3
Net cash provided by operating activities	96.4	89.3
Cash used in investing activities
Additions to property, plant and equipment	(98.7)	(72.9)
Changes in construction payables	(6.8)	(6.7)
Asset acquisitions, net of cash acquired	—	(165.7)
Other	(0.3)	(0.7)
Net cash used in investing activities	(105.8)	(246.0)
Cash provided by financing activities
Proceeds from unit issuances, net	—	127.5
Distributions to partners	(56.6)	(50.7)
Borrowings under credit facilities, net	—	70.0
Net issuances of commercial paper	110.0	—
Other	—	0.1
Net cash provided by financing activities	53.4	146.9
Net increase (decrease) in cash and cash equivalents	44.0	(9.8)
Cash and cash equivalents at beginning of year	89.8	78.3
Cash and cash equivalents at end of period	$133.8	$68.5

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31, 2006	December 31, 2005
	(unaudited; in millions)

ASSETS
Current assets
Cash and cash equivalents	$133.8	$89.8
Receivables, trade and other, net of allowance for doubtful accounts of $4.9 in 2006 and $4.5 in 2005	125.4	109.7
Due from General Partner and affiliates	21.4	20.1
Accrued receivables	509.8	615.3
Inventory	104.2	138.9
Other current assets	5.4	11.5
	900.0	985.3

Property, plant and equipment, net	3,148.0	3,080.0
Other assets, net	24.9	22.2
Goodwill	258.2	258.2
Intangibles, net	81.7	82.7
	$4,412.8	$4,428.4
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Due to General Partner and affiliates	$14.4	$12.5
Accounts payable and other	164.9	247.9
Accrued purchases	545.0	646.7
Interest payable	28.8	11.4
Property and other taxes payable	27.2	21.8
Current maturities of long-term debt	31.0	31.0
	811.3	971.3

Long-term debt	1,792.5	1,682.9
Loans from General Partner and affiliates	154.3	151.8
Environmental liabilities	5.2	4.8
Other long-term liabilities	227.3	253.8
	2,990.6	3,064.6

Commitments and contingencies

Partners’ capital
Class A common units (Units issued—49,938,834 in 2006 and 2005)	1,152.2	1,142.4
Class B common units (Units issued—3,912,750 in 2006 and 2005)	68.1	67.2
i-units (Units issued—11,933,019 in 2006 and 11,704,948 in 2005)	434.8	421.7
General Partner	35.1	34.6
Accumulated other comprehensive loss	(268.0)	(302.1)
	1,422.2	1,363.8
	$4,412.8	$4,428.4

NET INCOME PER COMMON AND i-UNIT

Net income per common and i-unit is computed by dividing net income, after deducting the General Partner’s allocation, by the weighted average number of Class A and B common units and i-units outstanding. The General Partner’s allocation is equal to an amount based upon its 2% general partner interest, adjusted to reflect an amount equal to incentive distributions earned and an amount required to reflect depreciation on the General Partner’s historical cost basis for assets contributed on formation of the Partnership. As there are no dilutive securities outstanding, basic and diluted earnings per unit amounts are equal. Net income per common and i-unit was determined as follows:

	Three months ended March 31,
	2006	2005
	(in millions, except per unit amounts)

Net income	$81.1	$28.2
Allocations to the General Partner:
Net income allocated to General Partner	(1.6)	(0.6)
Incentive distributions to General Partner	(5.6)	(5.3)
Historical cost depreciation adjustments	—	(0.1)
	(7.2)	(6.0)
Net income allocable to common and i-units	$73.9	$22.2
Weighted average units outstanding	65.7	60.6
Net income per common and i-unit (basic and diluted)	$1.12	$0.37

SEGMENT INFORMATION

Our business is divided into operating segments, defined as components of the enterprise, about which financial information is available and evaluated regularly by our Chief Operating Decision Maker in deciding how resources are allocated and performance is assessed.

Each of our reportable segments is a business unit that offers different services and products that is managed separately, since each business segment requires different operating strategies. We have segregated our business activities into three distinct operating segments:

•       Liquids;

•       Natural Gas; and

•       Marketing.

The following table presents certain financial information relating to our business segments:

	As of and for the three months ended March 31, 2006
	Liquids	Natural Gas	Marketing	Corporate (1)	Total
	(in millions)
Total revenue	$122.6	$1,601.9	$966.4	$—	$2,690.9
Less: Intersegment revenue	—	730.9	71.4	—	802.3
Operating revenue	122.6	871.0	895.0	—	1,888.6
Cost of natural gas (Note 4)	—	773.5	874.2	—	1,647.7
Operating and administrative	28.6	43.7	1.1	0.5	73.9
Power	26.3	—	—	—	26.3
Depreciation and amortization	15.9	16.6	0.1	0.1	32.7
Operating income	51.8	37.2	19.6	(0.6)	108.0
Interest expense	—	—	—	(27.9)	(27.9)
Other income	—	—	—	1.0	1.0
Net income (loss)	$51.8	$37.2	$19.6	$(27.5)	$81.1
Total assets	$1,669.5	$2,227.0	390.9	$125.4	$4,412.8
Capital expenditures (excluding acquisitions)	$16.4	$81.1	$0.4	$0.8	$98.7

	As of and for the three months ended March 31, 2005
	Liquids	Natural Gas	Marketing	Corporate (1)	Total
	(in millions)

Total revenue	$96.5	$924.6	$693.8	$—	$1,714.9
Less: Intersegment revenue	—	439.0	25.8	—	464.8
Operating revenue	96.5	485.6	668.0	—	1,250.1
Cost of natural gas (Note 4)	—	406.5	665.7	—	1,072.2
Operating and administrative	31.9	41.1	0.8	0.6	74.4
Power	17.0	—	—	—	17.0
Depreciation and amortization	17.6	15.6	0.1	—	33.3
Operating income	30.0	22.4	1.4	(0.6)	53.2
Interest expense	—	—	—	(25.6)	(25.6)
Other income	—	—	—	0.6	0.6
Net income	$30.0	$22.4	$1.4	$(25.6)	$28.2
Total assets	$1,654.5	$1,908.0	$279.0	$80.5	$3,922.0
Capital expenditures (excluding acquisitions)	$13.1	$58.7	$—	$1.1	$72.9